UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): August 29, 2008 (August 25, 2008)

Sona Mobile Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Previously in a Form 8-k dated August 22, 2008, the Company announced that it had entered into a Licence and Distribution Agreement (the “License Agreement”) with eBet Limited, eBet Gaming Systems Pty. Ltd. and eBet Systems Pty. Ltd. (collectively, “eBet”) for the license of the Company’s software applications and for the distribution of eBet’s products and software applications.  Pursuant to the terms of the License Agreement and a subsequent First Amendment dated August 22, 2008, the parties would also enter into a Master Services Agreement (the “Services Agreement”) to be executed no later than August 25, 2008 or the License Agreement would terminate.  On August 25, 2008, the Parties entered into the Services Agreement.

On August 29, 2008, the Company entered into a Second Amendment to the Licence and Distribution Agreement (the “Second Amendment”) to extend the closing date until September 5, 2008 pursuant to eBet’s request for additional time to complete the funding.  eBet has released $1,500,000 to Sona in addition to the $250,000 that was paid upon the execution of the License Agreement, leaving only $750,000 to be paid at closing.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

10.1	Master Services Agreement between Sona Mobile Holdings Corp. and eBet Limited and eBet Services Pty. Ltd., dated August 25, 2008.

10.2
Second Amendment to the Licence and Distribution Agreement between Sona Mobile, Inc and Sona Innovations, Inc. and eBet Limited, eBet Gaming Systems Pty. Ltd. and eBet Systems Pty. Ltd., dated August 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: August 29, 2008	By:	/s/ Stephen Fellows
Name: Stephen Fellows Title: Chief Financial Officer